UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

Stericycle, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive

Lake Forest, Illinois 60045

(Address of principal executive offices including zip code)

(847) 367-5910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Please refer to Item 2.03 of this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 22, 2012, we entered into a note purchase agreement (the “note purchase agreement”) with 46 institutional purchasers pursuant to which we will issue and sell to the purchasers $125 million of our new seven-year 2.68% unsecured senior notes (the “Series A notes”) and $125 million of our new 10-year 3.26% unsecured senior notes (the “Series B notes,” and together with the Series A notes, the “notes”).

Closing of the issuance and sale of the notes is subject to the terms and conditions of the note purchase agreement and is anticipated to occur on or about December 12, 2012.

If and when issued, the Series A notes will bear interest at the fixed rate of 2.68% per annum, and the Series B notes will bear interest at the fixed rate of 3.26% per annum. Interest will be payable in arrears semi-annually on June 12 and December 12 beginning on June 12, 2013. The principal of the Series A notes will be payable at the maturity of the notes on December 12, 2019, and the principal of the Series B notes will be payable at the maturity of the notes on December 12, 2022. The notes will be unsecured obligations.

We will apply the proceeds from the sale of the notes to reduce our borrowings under our revolving credit facility and for general corporate purposes.

The notes will contain customary events of default, including our failure to pay any principal, interest or other amount when due, our violation of our affirmative or negative covenants, or a breach of our representations and warranties. Upon the occurrence of an event of default, payment of the notes may be accelerated by the holders of the notes.

A copy of the note purchase agreement (which includes the form of the Series A notes as Exhibit 1(a) and the form of the Series B notes as Exhibit 1(b)) is filed with this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed with this report:

10.1 Note Purchase Agreement dated as of October 22, 2012 entered into by Stericycle, Inc., as issuer and seller, and The Northwestern Mutual Life Insurance Company, Northwestern Long Term Care Insurance Company, The Lincoln National Life Insurance Company, ING USA Annuity and Life Insurance Company, ING Life Insurance and Annuity Company, Reliastar Life Insurance Company, Reliastar Life Insurance Company of New York, Principal Life Insurance Company, Penn Mutual Life Insurance Company, Symetra Life Insurance Company, Jackson National Life Insurance Company,

Reassure America Life Insurance Company, Aviva Life and Annuity Company, Royal Neighbors of America, Thrivent Financial for Lutherans, AXA Equitable Life Insurance Company, MONY Life Insurance Company, RiverSource Life Insurance Company (944), RiverSource Life Insurance Co. of New York (904), Western-Southern Life Assurance Company, Columbus Life Insurance Company, Integrity Life Insurance Company, Integrity Life Insurance Company Separate Account GPO, National Integrity Life Insurance Company Separate Account GPO, Great-West Life & Annuity Insurance Company, Great-West Life & Annuity Insurance Company of South Carolina, Hartford Life Insurance Company, The Guardian Life Insurance Company of America, Modern Woodmen of America, National Life Insurance Company, Trinity Universal Insurance Company, Catholic United Financial, Occidental Life Insurance Company of North Carolina, Western Fraternal Life Association, Southern Farm Bureau Life Insurance Company, Woodmen of the World Life Insurance Society, Americo Financial Life & Annuity Insurance Company, American United Life Insurance Company, Ameritas Life Insurance Corp. of New York, Acacia Life Insurance Company, The Union Central Life Insurance Company, USAA Life Insurance Company, Country Life Insurance Company, ProAssurance Indemnity Company, Inc, ProAssurance Casualty Company, and State of Wisconsin Investment Board, as purchasers.

This exhibit omits all or portions of the schedules and exhibits that are listed following the table of contents in the note purchase agreement. We will furnish a copy to the U.S. Securities and Exchange Commission of any omitted schedule or exhibit, or omitted portion, supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 26, 2012		Stericycle, Inc.

	By:	/s/ Frank J.M. ten Brink
Frank J.M. ten Brink
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Note Purchase Agreement dated October 22, 2012.